                                     LEASE

                              CALABASAS COURTYARD

                               MS CALABASAS, LLC,

                      A DELAWARE LIMITED LIABILITY COMPANY

                                  AS LANDLORD,

                                      AND

                          NETSOL INTERNATIONAL, INC.,


                                   AS TENANT.

                              CALABASAS COURTYARD

                       SUMMARY OF BASIC LEASE INFORMATION

         The undersigned hereby agree to the following terms of this Summary of Basic Lease information (the "Summary"). This Summary is hereby incorporated into and made a part of the attached Lease (this Summary and the Lease to be known collectively as the "Lease") which pertains to the building which is located at 5010 N. Parkway Calabasas, Calabasas CA 91302 (the "Building"). Each reference in the Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Lease, the terms of the Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Lease.


TERMS OF LEASE
(References are to
the Lease)                        DESCRIPTION
----------                        -----------

1.       Date:                    October 8, 1999

2.       Landlord:                MS CALABASAS, LLC, a Delaware limited
                                  liability company

3.       Address of Landlord      MS Calabasas, LLC
         (ARTICLE 24):            1999 Avenue of the Stars
                                  Suite 2000
                                  Los Angeles, California 90067
                                  Attention: Mr. David Simon

                                  And

                                  Allen, Metkins, Leck, Gamble & Mallory LLP
                                  1999 Avenue of the Stars
                                  Suite 1800
                                  Los Angeles, California 90087
                                  Attention: Anton N. Natsis, Esq.

4.       Tenant:                  Netsol International, Inc.

5.       Address of Tenant        ------------------------------
         (ARTICLE 24):            ------------------------------
                                  ------------------------------
                                  ------------------------------
                                  ------------------------------
                                  Attention:
                                            --------------------

6.       Premises (ARTICLE 1):    Approximately 1,357 rentable square feet of
                                  space located on the 1st floor of the
                                  Building, known as Suite 104, as set forth on
                                  Exhibit A attached hereto.


7.       Term (ARTICLE 2):

         7.1    Lease Term        3 years and 0 months

         7.2    Lease             The earlier of (i) the date Tenant commences
                Commencement      business in the Premises, and (ii) the date
                Date              the Premises are Ready for Occupancy, which
                                  Lease Commencement Date is anticipated to be
                                  December 1, 1999]



         7.3   Lease Expiration   The last day of the month in which the in
               Date               3rd anniversary of the Lease Commencement
                                  Date occurs.

8.       Base Rent (ARTICLE 3):

           Lease Year                     Monthly
          ------------                  Installment
                                       of  Base Rent
                                      ---------------
             8.1
              1.                       $2,483.31
                                       ---------
              2.                       $2,557.51
                                       ---------
              3.                       $2,634.54
                                       ---------


9.       Additional Rent
         (ARTICLE 4):

         9.1   Base Year:            Calendar year 2000.

         9.2   Tenant's Share of
               Direct Expenses:      1.157%


10.      Use (ARTICLE 6):            General office use only.

11.      Security Deposit
         (ARTICLE 21):               $2,034.54

12.      Parking Pass Ratio
         (ARTICLE 28):               Tenant shall have the right to use four (4)
                                     parking spaces for the term of the lease.
                                     Landlord reserves the right to charge for
                                     parking in the future. Parking is not
                                     reserved and is in common.


13.      Broker (Section 29.25):     TOLD Partners Inc.
                                     Republic Commercial R. E. Services

                                     INDEX


ARTICLE           SUBJECT MATTER                                            PAGE
1.       REAL PROPERTY, BUILDING AND PREMISES ...............................  1
2.       LEASE TERM .........................................................  1
3.       BASE RENT ..........................................................  2
4.       ADDITIONAL RENT ....................................................  2
5.       USE OF PREMISES ....................................................  4
6.       SERVICES AND UTILITIES .............................................  4
7.       REPAIRS ............................................................  5
8.       ADDITIONS AND ALTERATIONS ..........................................  5
9.       COVENANT AGAINST LIENS .............................................  6
10.      INSURANCE ..........................................................  6
11.      DAMAGE AND DESTRUCTION .............................................  7
12.      NONWAIVER ..........................................................  7
13.      CONDEMNATION .......................................................  7
14.      ASSIGNMENT AND SUBLETTING ..........................................  8
15.      OWNERSHIP AND REMOVAL OF TRADE FIXTURES ............................  9
16.      HOLDING OVER .......................................................  9
17.      ESTOPPEL CERTIFICATES ..............................................  9
18.      SUBORDINATION ....................................................... 9
19.      DEFAULTS; REMEDIES .................................................  9
20.      FORCE MAJEURE ...................................................... 10
21.      SECURITY DEPOSIT ................................................... 10
22.      SUBSTITUTION OF OTHER PREMISES ..................................... 11
23.      SIGNS .............................................................. 11
24.      COMPLIANCE WITH LAW ................................................ 11
25.      LATE CHARGES ....................................................... 11
26.      LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT ............... 11
27.      ENTRY BY LANDLORD .................................................. 11
28.      TENTANT PARKING .................................................... 12
29.      MISCELLANEOUS PROVISIONS ........................................... 12

EXHIBITS
A        OUTLINE OF PREMISES
B        TENANT WORK LETTER
C        NOTICE OF LEASE TERM DATES
D        RULES AND REGULATIONS
E        ESTOPPEL CERTIFICATE

                          INDEX OF MAJOR DEFINED TERMS

                                                                           PAGE
Additional Rent ...............................................................1
After-Hours HVAC ..............................................................4
Alterations ...................................................................4
Base Building .................................................................4
Base Rent .....................................................................1
Base Year .....................................................................1
Brokers ......................................................................12
Building ......................................................................1
Building Parking Facility .....................................................1
Common Areas ..................................................................1
Direct Expenses ...............................................................1
Estimate ......................................................................3
Estimate Statement ............................................................3
Estimated Excess ..............................................................3
Excess ........................................................................2
Expense Year ..................................................................1
Force Majeure .................................................................9
Hazardous Material ...........................................................12
HVAC ..........................................................................3
Landlord Parties ..............................................................5
Lease Commencement Date .......................................................1
Lease Expiration Date .........................................................1
Lease Term ....................................................................1
Notices ......................................................................11
Operating Expenses ............................................................1
Other Improvements ...........................................................13
Permitted Use .................................................................3
Premises ......................................................................1
Proposition 13 ................................................................2
Real Property .................................................................1
Renovations ..................................................................12
Rent ..........................................................................1
Security Deposit ..............................................................9
Statement .....................................................................3
Subject Space .................................................................6
Tax Expenses ..................................................................2
Tenant's Share ................................................................2
Transfer ......................................................................7
Transfer Notice ...............................................................6
Transfer Premium ..............................................................7
Transferee ....................................................................6
Transfers .....................................................................6

                                   LEASE

     This Lease, which includes the preceding Summary of Basic Lease Information (the "Summary") attached hereto and incorporated herein by this reference (the Lessee and Summary to be known sometimes collectively hereafter as the "Lessee"), dated as of the date set forth in SECTION 1 of the Summary, is made by and between MS CALABASA, LLC, a Delaware limited liability company ("Landlord"), and Netsol International, Inc., ("Tenant").

1. REAL PROPERTY, BUILDING AND PREMISES Upon and subject to the terms, covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in SECTION 6 of the summary (the "Premises"), which Premises are located in and are a part of that certain building (the "Building") located at 5010 N. Parkway Calabasas, which Building is a part of the mixed use project known as "Calabasas Courtyard". The Building, the parking facilities servicing the Building (collectively, the "Building Parking Facility"), any outside plaza areas, the land, other office building or buildings adjacent to the Building and the land upon which such adjacent office building or buildings are located, and other improvements surrounding the Building which are designated from time to time by Landlord as "Common Areas," as that term is defined below, appurtenant to or serving the Building, and the land upon which any of the foregoing are situated, are herein sometimes collectively referred to as the "Real Property." Tenant shall have the non-exclusive right to use and enjoy in common with other tenants in the Building those portions of the Real Property which are provided for use in common by Tenant and any other tenants of the Real Property (the "Common Areas"). Subject to Landlord's reasonable rules and regulations and access control procedures, Tenant shall have the right of access to the Premises twenty-four (24) hours per day, seven (7) days per week during the "Lease Term," as that term is defined in ARTICLE 2 of this Lease. Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit B, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises or the Building except as specifically set forth in this Lease and the Tenant Work Letter.

2. LEASE TERM The terms and provisions of this Lease shall be effective as of the date of this Lease except for the provisions of this Lease relating to the payment of Rent. The term of this Lease (the "Lease Term") shall be as set forth in SECTION 7.1 of the Summary and shall commence on the date (the "Lease Commencement Date") set forth in SECTION 7.2 of the Summary (subject to the terms of the Tenant Work Letter) and shall terminate on the date (the "Lease Expiration Date") set forth in SECTION 7.l.3 of the Summary, unless sooner terminated or extended as hereinafter provided. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Lease Term, provided that the last Lease Year shall end on the Lease Expiration Date. At any time during the Lease Term, Landlord may deliver to Tenant a notice of Lease Term dates in the form as set forth in Exhibit C, attached hereto, which notice Tenant shall execute and return to Landlord within five (5) days of receipt thereof.

     2.1 OPTION TERM.

          2.1.1 OPTION RIGHT Landlord hereby grants the Tenant named in the Lease (the "Original Tenant"), or its "Affiliates," as that term is defined in Section 14.7, below, on (1) option to extend the Lease Term for a period of three (3) years (the "Option Term"), which option shall be exercisable only by written notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such notice, Tenant is not in default under this Lease and Tenant has not previously been in default under this Lease more than twice. Upon the proper exercise of each such option to extend, and provided that, at Landlord's option, as of the end of the initial Lease Term, Tenant is not in default under this Lease and Tenant has not previously been in default under this Lease more than once, the Lease Term, as it applies to the Premises, shall be extended for a period of three (3) years. The rights contained in this Section 2.1.1 shall be personal to the Original Tenant and its Affiliates, and may only be exercised by the Original Tenant or its Affiliates (and not any other assignee, sublessee or other transferee of Tenant's interest in this Lease) if the Original Tenant and/or its Affiliates occupies the entire Premises.

          2.1.2  OPTION RENT  The "Rent," as that term is defined in Section
4.1 of this Lease, payable by Tenant during the Option Term (the "Option Rent") shall be equal to the annual rent (including additional rent and considering any "base year" or "expense stop" applicable thereto), including all escalations, at which tenants, as of the commencement of the Option Term, are leasing non-sublease, non-encumbered, non-equity space comparable in size, location and quality to the Premises for a comparable lease term, in an arms length transactions, which comparable space is located in the Building, or if there are not sufficient number of comparable transactions in the Building, then in "Comparable Buildings," as that term is defined herein below, taking into consideration only the following concessions (the "Concessions"); (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space, and (b) tenant improvements or allowances provided or to be provided for such comparable space, taking into account, and deducting the value of, the existing improvements in the Premises, such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by Tenant based upon the fact that precise tenant improvements existing in the Premises are specifically suitable to Tenant. If there are not a sufficient number of deals with a comparable lease term at which tenants as of the anticipated commencement date of the Option Term are leasing comparable space in the Building, the Landlord shall look at deals in the building at which tenants as of the anticipated commencement date of the Option Term are leasing comparable space for a period of five (5) years, and the Concessions shall be prorated on a fractional basis, with the numerator being thirty-six (36) and the denominator being the number of months in the term of those leases upon which the determination of the Option Rent is being based. For purposes of this Section 2.1 the term "Comparable Buildings" shall mean comparable office buildings located in Calabasas, California.

          2.1.3  EXERCISE OF OPTIONS  The option contained in this Section
2.1 shall be exercised by Tenant, if at all, and only by TEnant delivering written notice to Landlord (the "Option Exercise Notice") indicating Tenant's irrevocable election to exercise its right to lease the Premises during the Option term on or before the date which is on or before three (3) months prior to the expiration of the Initial Lease Term. The Option Rent shall be determined as set forth in section 2.1.4 below.

          2.1.4 DETERMINATION OF OPTION RENT Landlord and Tenant shall attempt to agree upon the Option Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within ten (10) business days following Landlord's receipt of the Option Exercise Notice (the "Outside Agreement Date"), then each party shall make a separate determination of the Option Rent within five (5) business days after the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with Sections 2.1.4.1 through 2.1.4.7.

                 2.1.4.1 Landlord and Tenant shall each appoint one arbitrator who shall be a real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of commercial properties in the Calabasas, California area. The determination of the Arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted Option Rent is the closest to the actual Option Rent as determined by the arbitrators, taking into account the requirements of Section 2.3.2 of this Lease. Each such arbitrator shall be appointed within fifteen (15) days after the applicable Outside Agreement Date.

                  2.1.4.2 The two (2) arbitrators so appointed shall within ten (10) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators.

                  2.1.4.3 The three (3) arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Option Rent, and shall notify Landlord and Tenant thereof.

                  2.1.4.4 The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

                  2.1.4.5 If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the applicable Outside Agreement Date, then the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be biding upon Landlord and Tenant.

                  2.1.4.6 If the two (2) arbitrators fail to agree upon and appoint a third arbitrator, or if both parties fail to appoint an arbitrator, then the appointment for the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in the Section 2.3.4.

                  2.1.4.7. The cost of the arbitration shall be paid by Landlord and Tenant equally.

3. BASE RENT      Tenant shall pay, without notice or demand, except as
otherwise set forth in this lease, to Landlord at its office in the Building, check for lawful money of the United States of America, base rent ("Base Rent") as set forth in SECTION B of the Summary, payable in equal monthly installments as set forth in SECTION B of the Summary in advance on or before the first day of each month during the Lease Term, without any setoff or deduction whatsoever, except as otherwise set forth in this Lease. The Base Rent for the first full month of the Lease Term, which occurs after the expiration of any free rent period, shall be paid at the time of Tenant's execution of this Lease. If any rental payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any rental payment is for a period which is shorter than one month, then the rental for any such fractional month shall be a proportionate amount of a full calendar month's rental. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

4. ADDITIONAL RENT

         4.1 ADDITIONAL RENT. In addition to paying the Base Rent specified in ARTICLE 3 of this Lease, Tenant shall pay, up to a maximum of seven percent (7%) per year of controllable expenses, as additional rent for Tenant's Share of the annual Direct Expense, which are in excess of Direct Expenses incurred in the "Base Year;" as that term is defined in SECTION
4.2.1 of this Lease. Such additional Rent, together with any and all other amounts payable by Tenant to landlord pursuant to the terms of this Lease, shall be hereinafter collectively referred to as the "Additional Rent." The Base Rent and Additional Rent are herein collectively referred to as the "Rent." Without limitation on other obligations of Tenant which shall survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this ARTICLE 4 shall survive the expiration of the Lease Term.

         4.2 DEFINITIONS. As used in this ARTICLE 4, the following terms shall have the meanings hereinafter set forth:

                  4.2.1 "Base Year" shall be the period set forth in SECTION 9.1 of the Summary.

                  4.2.2 "Direct Expenses" shall mean "Operating Expenses" and "Tax Expenses."

                  4.2.3 "Expense Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve
(12) consecutive month period, and in the event of any such change. Tenant's Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

                  4.2.4 "Operating Expenses" shall mean all expenses, costs and amounts of every kind and nature which Landlord shall pay during any Expense Year because of or in connection with the ownership, management, maintenance, repair, replacement, restoration or operation of the Real Property, including, without limitation, any amounts paid for (i) the cost of supplying all utilities (except for electricity supplied to tenants' spaces), the cost of operating, maintaining, repairing, renovating and managing the utility systems, mechanical systems, sanitary and storm drainage systems, and any escalator and/or elevator systems, and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with the implementation and operation of a transportation system management program or similar program; (iii) the cost of insurance carried by Landlord, in such amounts as Landlord may reasonably determine or as may be required by any mortgagees or the lessor of any underlying or ground lease affecting the Real Property and/or the Building; (iv) the cost of landscaping, revamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Real Property and/or the Building; (v) the cost of parking area repair, restoration, and maintenance, including, but not limited to, resurfacing, repainting, restriping, and cleaning; (vi) fees, charges and other costs, including consulting fees, legal fees and accounting fees, of all contractors engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the management, operation, maintenance and repair of the Building and Real Property; (vii) any equipment rental agreements or management agreements (including the cost of any management fee and the fair rental value of any office space provided thereunder); (viii) wages, salaries and other compensation and benefits of all persons engaged in the operation, management, maintenance or security of the Building and/or Rental Property, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; provided, that if any employees of Landlord provide services for more than one building of Landlord, then a prorated portion of such employees' wages, benefits and taxes shall be included in Operating Expenses based on the portion of their working time devoted to the Building; (ix) payments under any easement, license, operating agreement, declaration, restrictive covenant, underlying or ground lease (excluding rent), or instrument pertaining to the sharing of costs by the Building; (x) operation, repair, maintenance and replacement of all "Systems and Equipment," as that term is defined in Section 4.2.6 of this Lease, and components thereof, (xi) the cost of janitorial service, alarm and security service, window cleaning, trash removal, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost) of the cost of acquiring or the retail expense of personal property used in the maintenance, operation and repair of the Building and Real Property; and (xiii) the cost of any capital improvements or other costs
(i) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Real Property and/or the Building,
(ii) made to the Real Property and/or the Building that are required under any governmental law or regulation, or (iii) which are reasonably determined by Landlord to be in the best interest of the Building and/or Real Property; provided, however, that if any such cost described in (i), (ii), or (iii), above, is a capital expenditure, such cost shall be amortized (including interest on the unamortized cost) over its useful life as Landlord shall reasonably determine.

if Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Building is not fully occupied during all or a portion of any Expense Year, Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such year or applicable portion thereof, employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had the Building been fully occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year, or applicable portion thereof. Notwithstanding anything to the contrary set forth in this Article 4, when calculating Direct Expenses for the Base Year, Operating Expenses shall exclude market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, and utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages.

                  4.2.5. "Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, special assessment district payments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Building), which landlord shall pay because of or in connection with the ownership, leasing and operation of the Real Property or Landlord's interest therein. If in any Expense Year subsequent to the Base Year, the amount of Tax Expenses decreases below the amount of Tax Expenses in the Base Year, then for purposes of such Expense Year and all subsequent Expense Years, the Base Year Tax Expenses shall be deemed to be reduced by the amount of such decrease. Tax Expenses shall include, without limitation; (i) any tax on Landlord's rent, right to rent or other income from the Real Property or as against Landlord's business or leasing any of the Real Property; (ii) any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property law, it being acknowledged by Tennat and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk, and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of this Lease;
(iii) any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.

                  4.2.6 "Tenant's Share" shall mean the percentage set forth in
SECTION 9.2 of the Summary.

         4.3      ALLOCATION OF DIRECT EXPENSES

                  4.3.1 METHOD OF ALLOCATION. The parties acknowledge that the Building is a part of a multi-building project and that the costs and expenses incurred in connection with the Rental Property (i.e., the Direct Expenses should be shared between the tenants of the Building and the tenants of the other buildings in the Real Property. Accordingly, as set forth in
Section 4.2 above, Direct Expense (which consists of Operating Expenses and Tax Expenses) are determined annually for the Real Property as a whole, and a portion of the Direct Expenses, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the tenants of the Building (as opposed to the tenants of any other buildings in the Real Property) and such portion be the Direct Expenses for purposes of this Lease. Such portion of Direct Expense allocated to the tenants of the Building shall include all Direct Expenses attributable solely to the Building and an equitable portion of the Direct Expenses attributable to the Real Property as a whole.

                  4.3.2. COST POOLS. Landlord shall have the right, from time to time, to equitably allocate some or all of the Direct Expenses for the Real Property among different portions or occupants of the Real Property (the "Cost Pools"), in Landlord's discretion. Such cost Pools may include, but shall not be limited to, the office space tenants of a building of the Real Property or of the Real Property, and the retail space tenants of a building of the Real Property or of the Real Property. The Direct Expenses within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable manner.

         4.4      CALCULATION AND PAYMENTS OF ADDITIONAL RENT

                  4.4.1 CALCULATION OF EXCESS AND UNDERAGE. If for any Expense Year ending or commencing within the Lease Term, Tenant's Share of Direct Expenses for such Expense Year exceeds Tenant's Share of Direct Expenses for the Base Year, then Tenant shall pay to Landlord, in the manner set forth in SECTION 4.4.2 below, and as Additional Rent, an amount equal to the excess (the "Excess").

                  4.4.2 STATEMENT OF ACTUAL DIRECT EXPENSES AND PAYMENT BY TENANT. Following the end of each Expense Year, Landlord shall give to Tenant a statement (the "Statement") which Statement shall state the actual Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount, if any, of any Excess. Upon receipt of the Statement for each Expense Year ending during the Lease Term, if an Excess is present, Tenant shall pay, with its next installment of Base Rent, the full amount of the Excess for such Expense Year, take the amounts, if any, paid during such Expense Year as "Estimated Excess," as that term is defined in SECTION 4.4.3 below. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of the Direct Expenses for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall, within thirty (30) days of receipt of a Statement setting forth the Excess, pay to Landlord an amount as calculated pursuant to the provisions of SECTION 4.4.1 of this Lease. The provisions of this SECTION 4.4.2 shall survive the expiration or earlier termination of the Lease Term.

                  4.4.3. Statement of Estimated Direct Expenses. Landlord, at Landlord's option, may elect to give Tenant a yearly expense estimate statement the "Estimate Statement") which Estimate Statement shall set forth Landlord's reasonable estimate (the "Estimate") of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Excess (the "Estimated Excess") as calculated by comparing Tenant's Share of Direct Expenses, which shall be based upon the Estimate, to Tenant's Share of Direct Expenses for the Base Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this ARTICLE 4. If pursuant to the Estimate Statement an Estimated Excess is calculated for the then-current Expense Year, Tenant shall pay, with its next installment of Base Rent, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this SECTION 4.4.3). Such fraction shall have as its numerator the number of months which have

                               Addendum to Lease

Addendum to Office Lease dated October 8, 1999, by and between MS Calabasas, LLC, a Delaware limited liability company, as Lessor and Netsol International, Inc. as Lessee for the property commonly known as Calabasas Courtyard - 5000 N. Parkway Calabasas Suite 202, Calabasas, CA 91302.

Term:                       Three (3) years and zero (0) months.

Condition of
Premises:                   "As-Is" condition.

Size:                       876 rentable square feet / 782 usable square feet.

Base Rent:                  Year 1      $1,603.08 per month.
                            Year 2      $1,651.17 per month.
                            Year 3      $1,700.71 per month.

Tenant's Share
of Direct Expenses:         .074%

Parking: Tenant shall receive three (3) parking spaces for the term of the lease.

Expansion Right:            Provided Tenant is not in default, Tenant shall have
                            the right to expand into available space within the project. Rates and terms of any new space will be at the then fair market.

All other terms and conditions outlined in the lease dated October 8, 1999 shall remain in effect for the term of the lease.


Agreed to and Accepted as of Date  12/16/99
                                  -----------

"Tenant"                                    "Landlord"
Netsol International, Inc.                  MS Calabasas, LLC


By: /s/ [ILLEGIBLE]                         By: /s/ David Simon
   -------------------------------             -------------------------------

It's:  President & CEO                      It's:  Vice President
     -----------------------------               -----------------------------